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Exhibit 24

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome T. Fadden, Charles G.R. Collis and David J.R. Doyle, and each of them severally, his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of shares of common stock, par value $0.01 per share (the "Common Shares"), of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, to a Registration Statement on Form S-1 and/or such other form or forms as may be appropriate to be filed with the Securities and Exchange Commission (the "Commission") as any of them may deem appropriate in respect of the Common Shares, to any and all amendments thereto (including post-effective amendments), to any related Rule 462(b) Registration Statement and to any other documents filed with the Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JEROME T. FADDEN Jerome T. Fadden	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	April 25, 2002
/s/ CHARLES G.R. COLLIS Charles G.R. Collis	Director	April 25, 2002
/s/ DAVID J. DOYLE David J. Doyle	Director	April 25, 2002
/s/ DONALD J. PUGLISI Donald J. Puglisi	Authorized Representative in the United States	April 25, 2002

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POWER OF ATTORNEY